Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Boston Private Financial Holdings, Inc.:
We consent to the incorporation by reference in the registration statements (No. 333-168460, 333-167691, 333-167007, 333-116511, 333-128764, 333-134685, 333-134686, 333-159245, 333-113327, 333-74420, 333-74106, 333-199115 and 333-195664) on Form S-8; and (No. 333-171599, 333-171600, and 333-185896) on Form S-3 of Boston Private Financial Holdings, Inc. of our reports dated February 26, 2016, with respect to the consolidated balance sheets of Boston Private Financial Holdings, Inc. and subsidiaries as of December 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive income, change in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2015, and the effectiveness of internal control over financial reporting as of December 31, 2015, which reports appear in the December 31, 2015 annual report on Form 10‑K of Boston Private Financial Holdings, Inc.
/s/  KPMG LLP
Boston, Massachusetts
February 26, 2016